Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Old Second Bancorp, Inc. (the “Company”) on Form 10-Q, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley S. Adams, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 4, 2026	/s/ Bradley S. Adams

Bradley S. Adams
Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)